Exhibit 27-(h)(4)(j): Amendment No. 11 to Participation Agreement by and among the ReliaStar Life Insurance Company, Fidelity Variable Insurance Products Fund II and Fidelity Distributors Corporation

Amendment No. 11

Amendment to the Participation Agreement among ReliaStar Life Insurance Company (the "Company"), Variable insurance Products Fund II (the "Fund") and Fidelity Distributors Corporation (the "Underwriter") dated January 1, 1991 (the "Agreement).

WHEREAS each of the parties desire to expand the ability of the Company to develop and market Variable Life Insurance Policies and Variable Annuity Contracts which have separate accounts using the Fund as the investment vehicle for said separate accounts. The Company, Underwriter and Fund hereby agree to amend Schedule B of the Agreement by inserting the following additional items therein:

8.	Survivorship Flexible Premium Variable Life insurance Policy Form No. 85-911 and the state exceptions (Accumulation SVUL)

9.	Flexible Premium Variable Life Insurance Policy Form No. 84-662 and the state exceptions (Select*Life II)

and, upon making such insertion, replaces the existing Schedule B in its entirety with the attached new Schedule B. dated October 1, 2000.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of October 1, 2000.

ReliaStar Life Insurance Company

By: /s/ John Johnson
Name: John Johnson
Title: Vice President

By: /s/ Jeryl Millner
Name: Jeryl Millner
Title: 2nd VP - Controller

Variable Insurance Products Fund

By: /s/ Robert C. Pozen
Name: Robert C. Pozen
Title: Senior Vice President

Fidelity Distributors Corporation

By: /s/ Kevin J. Kelly
Name: Kevin J. Kelly
Title: Vice President

SCHEDULE B
CONTRACTS

1.	Flexible Premium Individual Deferred Retirement Annuity Contract Form numbers 81-870 and 81-873 (Select*Annuity II).
2.	Flexible Premium Variable Life Insurance Policy Contract Form Numbers 83-300, 83-301, 83-302, 83-304, 83-305, 83-306, 83-307 or 83-309 (Select*Life I).
3.	Flexible Premium Variable Life Insurance Policy Contract Form No. 84-795, and the state exceptions (Select*Life II).
4.	Flexible Premium Individual Deferred Retirement Annuity Contract Form No. 84-420, and the state exceptions.
5.	Flexible Premium Individual Deferred Retirement Annuity Contract Form No. 84-420, and the state exceptions (Advantage SE Variable Annuity).
6.	Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-230 and the state exceptions (Variable Estate Design).
7.	Flexible Premium Variable Life Insurance Policy Contract Form No. 85-484 and the state exceptions (FlexDesign).
8.	Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-911 and the state exceptions (Accumulation SVUL).
9.	Flexible Premium Variable Life Insurance Policy Form No. 84-662 and the state exceptions (Select*Life II).